FORM 8-K



                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                    Date of Report:  December, 1998


                      MAINE PUBLIC SERVICE COMPANY
        (Exact name of registrant as specified in its charter)



            Maine                   1-3429          01-0113635
(State, or other jurisdiction    (Commission       (IRS Employer
      of incorporation)          File Number)    Identification No.)


209 State Street, Presque Isle, Maine                 04769
(Address of principal executive offices)            (Zip Code)


Registrant's Telephone Number, Including Area Code   207-768-5811










Current Report, Form 8-K for                            Date of Report
Maine Public Service Company                            December, 1998

Item 5(a) Other Material Events - Agreement Reached on Transmission
          Concerns.

          Reference is made to the Company's Form 10-K for December 31, 1997 and Form 10-Q for the quarter ended September 30, 1998, where the Company's efforts to divest of its generating assets in accordance with Maine's restructuring legislation are discussed, including concerns by the Maine Public Utilities Commission (MPUC) regarding the development of a retail market in Northern Maine. One particular concern was related to the transmission tariffs charged by New Brunswick Power on power delivered to Northern Maine.

          Paul R. Cariani, President and CEO of Maine Public Service Company (MPS), announced today that an agreement in principle was reached pursuant to a two-day negotiating session in Augusta on December 16 and 17, 1998. This agreement resolves all transmission issues in New Brunswick and will allow competitively-priced electricity to flow from New England, through New Brunswick into Northern Maine. Parties to the agreement, beside Maine Public Service Company, are the Office of the Public Advocate, Eastern Maine Electric Co-Operative, Houlton Water Company, Van Buren Light and Power District and NB Power.

          Pleased with the preliminary settlement, Cariani said the final agreement is expected in January and requires approval of the MPUC.

                                   MAINE PUBLIC SERVICE COMPANY
                                             Registrant



Dated:  December 18, 1998          /s/  Larry E. LaPlante
                                   Larry E. LaPlante, Vice President,
                                   Finance, Administration & Treasurer













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